UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 7, 2010

IEH Corporation
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-5278

New York	13-5549348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E
New York, NY 11220
(Address and zip code of principal executive offices)

(718) 492-4440)

(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

IEH held its Annual Meeting of Shareholders on September 7, 2010 in Brooklyn, New York.  The results of the matters voted on by the shareholders are set forth below. Only shareholders of record as of the close of business on August 10, 2010 were entitled to vote at the Annual Meeting. As of the record date, 2,303,468 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 2,130,513 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

1.	The shareholders voted to elect the following directors by the votes indicated:

Nominee	For	Withheld
Michael Offerman	1,020,154	137,254
Murray Sennet	1,019,154	138,254

In addition, there were a total of 973,105 broker non-votes relating to this proposal.

2.	The shareholders voted to ratify the appointment of Jerome Rosenberg, CPA, P.C. as IEH’s independent registered public accounting firm, by the following votes:

For	Against	Abstain	Broker Non-Votes
1,801,342	13,244	315,927	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IEH Corporation

By: /s/ Robert Knoth
Name: Robert Knoth
Title: Chief Financial Officer
Date: September 8, 2010

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